Exhibit 99.2

Adynxx, Inc. Receives Nasdaq Notice of Delisting or Failure to Satisfy an Initial Listing Rule or Standard

SAN FRANCISCO, May 9, 2019 (GLOBE NEWSWIRE) -- Adynxx, Inc. (Nasdaq:ADYX), a clinical-stage biopharmaceutical company leading the development of transcription factor decoy technology and first-in-class therapeutics for the treatment of pain and inflammatory diseases, today announced that it received a Staff Delisting Determination Letter from The Nasdaq Stock Market, LLC on May 6, 2019 setting forth a determination to delist Adynxx’s common stock from The Nasdaq Capital Market as a result of Adynxx’s failure to satisfy Nasdaq Listing Rule 5505(a)(3), which requires a minimum of 300 round lot holders, and Nasdaq Listing Rule 5505(b)(1)(A), which requires a minimum of $5 million in stockholders’ equity.

In connection with the consummation of the merger of Adynxx with Alliqua BioMedical, Inc. and the commencement of trading of the combined organization’s common stock on The Nasdaq Capital Market, Adynxx previously announced that it expected to receive a delisting determination notifying Adynxx that Nasdaq has determined, among other things, that the combined organization does not satisfy the minimum stockholders’ equity requirement for initial listing on The Nasdaq Capital Market.

Adynxx has requested a hearing with a Hearings Panel at Nasdaq to appeal the delisting determination and expects to submit a plan to Nasdaq to regain compliance with Nasdaq Listing Rules 5505(a)(3) and 5505(b)(1)(A).

This announcement is made in compliance with Nasdaq Listing Rule 5810(b) which requires prompt disclosure of receipt of a Staff delisting determination.

About Adynxx

Adynxx is a clinical-stage biopharmaceutical company focused on bringing to market novel therapeutics for the treatment of pain and inflammatory diseases. A leader in transcription factor decoy technology, Adynxx is utilizing its platform of AYX transcription factor decoys to create first-in-class therapies with disease-modifying properties. Transcription factor decoys are short, synthetic double-stranded DNA oligonucleotides that bind to transcription factors and prevent their interaction with the genome, effectively inhibiting a coordinated network of pathologic gene expression. The AYX platform has applications across multiple disease states and has initially been leveraged to create novel, non-opioid therapeutics for the treatment of pain.

Forward-Looking Statements

Statements contained in this press release that are not purely historical may be deemed to be forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Without limiting the foregoing, the use of words such as “may,” “intends,” “can,” “might,” “will,” “expect,” “plan,” and other similar expressions are intended to identify forward-looking statements. The forward-looking statements include statements or expectations regarding the Adynxx’s intent to appeal Nasdaq’s Delisting Determination, the continued listing of Adynxx’s securities on Nasdaq and the outcome of the appeal process, anticipated trading on the OTC Market and related matters. All forward-looking statements are based on estimates and assumptions by Adynxx’s management that, although Adynxx believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Adynxx expected. In addition, Adynxx’s business is subject to additional risks and uncertainties, including among others, the initiation and conduct of preclinical studies and clinical trials; the timing and availability of data from preclinical studies and clinical trials; expectations for regulatory submissions and approvals; potential safety concerns related to, or efficacy of, Adynxx’s product candidates; the availability or commercial potential of product candidates; the ability to maintain continued listing of Adynxx’s common stock on The Nasdaq Stock Market or any national securities exchange; and Adynxx’s and its partners’ ability to perform under their license, collaboration and manufacturing arrangements. These statements are also subject to a number of material risks and uncertainties that are described in the definitive proxy statement filed by Alliqua BioMedical, Inc. with the Securities and Exchange Commission on January 24, 2019, as updated by Adynxx’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Adynxx undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required under applicable law.